EXHIBIT 99.1
Hanmi Financial Corp. Announces
$50 Million Share Repurchase Program
LOS ANGELES – April 25, 2006 – Hanmi Financial Corporation (Nasdaq: HAFC), the holding company of Hanmi Bank, announced that its Board of Directors has authorized the repurchase of up to $50 million of its common stock. The authority will be exercised from time to time in privately negotiated transactions and in the open market subject to market conditions, legal and regulatory requirements, and other factors.
About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide varied quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected.
Contact:
Stephanie Yoon
Investor Relations
213-427-5631
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